EXHIBIT 10.22

THE ROYAL BANK OF SCOTLAND GROUP PLC

2010 DEFERRAL PLAN RULES

Shareholders’ Approval	15 December 2009

Expiry Date	15 December 2014

(incorporating amendments made on and before 7 December 2010, on 21 February 2011, on and before 4 March 2011, on 19 April 2011, on 3 June 2011, 2 March 2012, on 14 October 2013 and 5 March 2014)

Linklaters LLP

One Silk Street

London EC2Y 8HQ

Telephone (+44) 20 7456 2000

Facsimile (+44) 20 7456 2222

Table of Contents

Contents		Page

1	Meaning of words used	2

2	Operation of the Plan	5

3	Grant of Deferred Awards	6

4	Malus and Clawback	9

5	Vesting of Deferred Awards	10

6	Leaving the Group before Vesting	13

7	Corporate events	15

8	General Terms	17

Schedule 1 RBS Special Awards Plan		21

Schedule 2 Deferred cash		22

Schedule 3 Phantom awards		23

Schedule 4 Australia		25

Schedule 5 Canada		28

Schedule 6 USA		29

Schedule 7 Poland		33

i

2010 Deferral Plan

Introduction

Under this Plan, Participants defer all or part of a cash bonus which might otherwise have been paid under any cash bonus plan operated by any Member of the Group, in return for the grant of a Deferred Award under the Plan.

1	Meaning of words used

In these Rules:

“Acquiring Company” means a person who obtains Control of the Company;

“Approved Plan” means any plan approved by HM Revenue & Customs under the Income Tax (Earnings and Pensions) Act 2003;

“Award Date” means the date on which a Deferred Award is granted by deed under rule 3.2;

“Bond Awards” means an instrument evidencing an obligation to pay an amount in accordance with its terms, as granted in accordance with rule 3;

“Bonus” means a bonus which might otherwise become payable under any bonus plan or arrangement operated by any Member of the Group;

“B Shares” means Class B shares of £0.01 each in the capital of the Company;

“Cause” means the Participant’s misconduct, capability, or any reason entitling the Participant’s employer to summarily terminate the Employee’s employment;

“Clawback” means the obligation to repay amounts to a Member of the Group by an individual in accordance with rule 4 as the Committee considers appropriate;

“Committee” means the Remuneration Committee of the Company and any individual or group of persons authorised by the Remuneration Committee to exercise powers under the Plan;

“Company” means The Royal Bank of Scotland Group plc;

“Competitive Activity” means, determined in the Committee’s sole discretion, engaging in any activity, accepting an offer of employment with, being employed by, participating in or otherwise being interested in any business with a competitor;

“Conditional Cash” means a conditional right to be paid a cash amount granted in accordance with rule 3;

“Conditional Securities” means a conditional right to acquire securities other than Shares, granted in accordance with rule 3

“Conditional Shares” means a conditional right to acquire Shares granted in accordance with rule 3;

“Conditional RBS Bonds” means a conditional right to acquire RBS Bonds granted in accordance with rule 3;

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“Control” has the meaning given to it by Section 995 of the Income Tax Act 2007;

“Dealing Restrictions” means restrictions imposed by statute, order, regulation or Government directive, or by the Model Code or any code adopted by the Company based on the Model Code and for this purpose the Model Code means the Model Code on dealings in securities set out in Listing Rule 9, annex 1 (of the London Stock Exchange), as varied from time to time;

“Deferred Award” means Conditional Shares, Forfeitable Shares, Conditional Cash, Bond Awards, Conditional Securities, Phantom Conditional Securities, Phantom Options, Conditional RBS Bonds, or Options;

“Detrimental Activity” means, as established to the satisfaction of the Committee, and without the prior written consent of the Company (which consent should not be unreasonably withheld):

(i)	using or communicating in a manner which is not authorised in writing by any Member of the Group or required by law, any secret, confidential or proprietary information which is not publicly available concerning any Member of the Group or their respective clients or customers;

(ii)	directly or indirectly persuading or attempting to persuade any employee of any Member of the Group to breach any of the terms of their employment with any Member of the Group;

(iii)	at any time on or during the 12 months after the Relevant Date, either on his own behalf or for or with any other person, whether directly or indirectly;

(1)	soliciting or inducing or endeavouring to solicit or induce to cease working for or providing services to any Member of the Group, any person with whom the Participant has had material dealings during the period of 2 years ending on the Relevant Date, including through any third party including recruitment intermediary, whether or not such person would thereby commit a breach of contract;

(2)	employing or otherwise engaging in any competitor any person with whom the Participant has had material dealings during the period of 2 years ending on the Relevant Date and who was during that period an employee of any Member of the Group;

(3)	enticing away, interfering with, soliciting or canvassing or endeavouring to entice away, interfere with, solicit or canvas the custom of any customer or client, or prospective customer or client, of any Member of the Group with whom the Participant had, at any time in the 2 years before the Relevant Date, business dealings, negotiations or discussions during the course of his duties;

(4)	having business dealings with any customer or client, or prospective customer or client, of any Member of the Group, or any business which has had a trading relationship with any Member of the Group, in relation to which business, by reason of the Participant’s dealings during the period of 2 years ending on the Relevant Date, the Participant is or may be able to influence the trading relationship between that business and any Member of the Group;

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(5)	endeavouring to cause any person, firm, company, organisation or other entity who or which is an investor with or an exclusive supplier of services to any Member of the Group, to either cease investing in or doing business with, or materially alter the terms of its investment in or business with, or materially alter the terms of its investment in or business with, a Member of the Group in a manner detrimental to that company;

(iv)	engaging in any behaviour which in the reasonable opinion of the Committee is deliberately prejudicial to the good name of any Member of the Group; or

(v)	leaving or resigning without notice (or with insufficient notice) without the permission of the person’s employing entity, or engaging in any activity which in the reasonable opinion of the Committee is not consistent with providing an orderly handover of the person’s responsibilities.

“Disciplinary Action” for the purpose of rule 5.1, means any enquiry or investigation by any Member of the Group into the conduct, capability or performance of a Participant that may potentially lead to disciplinary action being taken against that Participant, and/or any disciplinary procedure (whether in accordance with any relevant contractual obligation, policy or otherwise) that has been commenced by any Member of the Group against a Participant;

“Employee” means any person who is an employee (whether full-time or part-time), including an executive director, of a Member of the Group or who was an employee at any time from 1 January of the calendar year before the Award Date until the Award Date;

“Expiry Date” means 15 December 2014, the fifth anniversary of shareholder approval of the Plan;

“Forfeitable Shares” means Shares held in the name of or for the benefit of a Participant subject to the Forfeitable Share Agreement and granted in accordance with rule 3;

“Forfeitable Share Agreement” means the agreement referred to in rule 3.6.2(i);

“Malus” means the reduction of elements of an individual’s remuneration in accordance with rule 4 as the Committee considers appropriate;

“Member of the Group” means:

(i)	the Company and its Subsidiaries from time to time; and

(ii)	any other company which the Committee determines should be treated as a Member of the Group;

“Option” means a right to acquire Shares or other instruments or securities, granted in accordance with rule 3, and exercisable between Vesting and the Option Expiry Date;

“Option Expiry Date” in relation to an Option, means the date on which an Option lapses and ceases to be exercisable, being the fifth anniversary of the Award Date, or such other date as may be specified under rule 3,

“Participant” means a person who has received a Deferred Award under rule 3 or, following the death of a Participant, his personal representatives;

“Phantom Conditional Securities” means a right to be paid a cash amount representing the value of notional Conditional Securities, granted in accordance with rule 3;

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“Phantom Option” means a right to be paid a cash amount representing the value of notional Shares, granted in accordance with rule 3;

“Plan” means this plan known as “The RBS 2010 Deferral Plan”, as amended from time to time;

“RBS Bonds” means debt issued or to be issued by any Member of the Group;

“Relevant Date” means the date of termination of employment of the Participant or, if earlier, the date on which the Participant commenced garden leave;

“Retention Period” means a period of time commencing on the date of Vesting and ending on the date specified under rule 3.2.10 in respect of a Deferred Award as described in 5.9

“Shares” means fully paid ordinary shares in the capital of the Company, and, where the context requires, includes American depository shares representing Shares;

“Subsidiary” means a company which is a subsidiary of the Company within the meaning of Section 1159 of the Companies Act 2006;

“Vesting”, “Vest” and “Vested”, in relation to:

(i)	Conditional Shares, Conditional Securities and Conditional RBS Bonds, means a Participant becoming entitled to have the Shares, other securities or RBS Bonds transferred to him subject to the Plan,

(ii)	Forfeitable Shares, means the restrictions in the Forfeitable Share Agreement ceasing to have effect as described in rule 3.6.2(i);

(iii)	Conditional Cash, Bond Awards and Phantom Conditional Securities, means a Participant becoming entitled to payment of the amount due in accordance with the Plan; and

(iv)	an Option and a Phantom Option, means a Participant becoming entitled to exercise the Option or Phantom Option without prejudice in all cases to the application of any restriction described in rule 5.9 (Retention Period) or any other condition imposed under rule 3.3.

2	Operation of the Plan

2.1	Timing of Operation

The Committee may operate the Plan at any time after its adoption and before its termination, but Deferred Awards may not be granted at any time after the Expiry Date. Deferred Awards may only be granted within 42 days starting on any of the following:

2.1.1	the date of shareholder approval;

2.1.2	the day after the announcement of the Company’s results for any period;

2.1.3	any day on which the Committee resolves that exceptional circumstances exist which justify the grant of Deferred Awards;

2.1.4	the day an Employee joins any Member of the Group, where the Deferred Awards are granted as a replacement for an incentive that would otherwise have been provided by the Employee’s previous employer;

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2.1.5	any day on which changes to the legislation or regulations affecting share plans are announced, effected or made; or

2.1.6	the lifting of Dealing Restrictions which prevented the granting of Deferred Awards during any period specified above.

2.2	Selection of Participants

In relation to any operation of the Plan the Committee may select any Employee to participate in the Plan. However, a selected Employee who ceases to be an Employee before the Award Date in circumstances described in rule 6.2 will not receive a Deferred Award.

2.3	No Payment

A Participant is not required to pay for the grant of any Deferred Award.

3	Grant of Deferred Awards

3.1	Determination of Deferred Awards

The Committee will, as soon as practicable following the end of a financial year in which the Plan is operated, determine, in respect of each selected Employee:

3.1.1	the proportion, if any, of the Bonus which will be subject to mandatory deferral under the Deferral Plan in return for the grant of a Deferred Award;

3.1.2	the form which the Deferred Award will take (Conditional Shares, Forfeitable Shares, Conditional RBS Bonds, Conditional Securities, Conditional Cash, Bond Awards, Phantom Options, Phantom Conditional Securities or an Option); and

3.1.3	the method of converting the amount of the Bonus into the subject matter of the Deferred Award.

3.2	Terms of Deferred Awards

Deferred Awards must be granted by deed. The terms of each Deferred Award must be specified in the deed and must include:

3.2.1	the Award Date;

3.2.2	the form of the Deferred Award;

3.2.3	the number of Shares, securities or notional securities and/or the amount of Conditional Cash, Bond Awards or RBS Bonds subject to the Deferred Award, in accordance with rule 3.5 or 3.6.1 as appropriate, and the amount of Bonus this represents;

3.2.4	the date or dates of Vesting for the Deferred Award, or any part of the Deferred Award, which for the avoidance of doubt may, if the Committee so determines, be the same as the Award Date;

3.2.5	in the case of an Option or a Phantom Option, the Option Expiry Date;

3.2.6	where relevant, the currency in which the Deferred Award is made and, if appropriate, any facility to elect for a different currency, and the basis for determining the rate of exchange to be used in converting the amount of the Deferred Award to that currency;

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3.2.7	the portion of the Deferred Award, if any, to which rule 4 applies;

3.2.8	whether the Participant is entitled to receive a dividend equivalent under rule 5.3.5;

3.2.9	whether the Participant is entitled to receive notional interest under rule 5.5 and, if appropriate, the basis for determining the calculation of the notional interest; and

3.2.10	if a Retention Period applies, the date on which it ends.

3.3	Other terms of Deferred Awards

When granting Deferred Awards, the Committee may impose conditions. Those conditions must be set out in the deed and may be amended or waived by the Committee at any time in its discretion.

3.4	Deferred Award Certificate

Each Participant will receive a certificate or statement setting out the terms of the Deferred Award. This may be the deed referred to in rule 3.2 or any other document and it may be sent by e-mail or any other electronic means.

3.5	Deferred Awards – Shares and other securities

3.5.1	The number of Shares or other securities subject to an award (including an award structured as an Option or a Phantom Option) of Conditional Shares, Conditional Securities or Phantom Conditional Securities, is equal to the amount of Bonus subject to mandatory deferral under rule 3.1.1, on a gross basis before any taxation and social security contributions are withheld under rule 8.3, calculated as determined under rule 3.1.3.

3.5.2	A Participant shall not be entitled to receive dividends or to have any other rights of a shareholder in respect of Shares or other securities subject to such an award or Option unless and until the Shares or other securities are transferred to the Participant.

3.5.3	A Participant shall not in any circumstances be entitled to receive dividends or have any rights of a shareholder in respect of securities under an award of Phantom Conditional Securities or a Phantom Option.

3.5.4	If an award of Conditional Shares, Conditional Securities or Phantom Conditional Securities, or an Option, or a Phantom Option, lapses under the Plan, it cannot Vest and a Participant has no rights in respect of it.

3.6	Forfeitable Shares

3.6.1	On or as soon as practicable after the grant of an award of Forfeitable Shares the Committee will procure that the amount of Bonus subject to mandatory deferral under rule 3.1.1, on a net basis after any taxation and social security contributions are withheld under rule 8.3, is applied in the purchase or subscription of Shares at the price determined under rule 3.1.3. The Shares will then be transferred to a nominee to be held for the benefit of the Participant under the terms of the Plan.

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3.6.2	Where the Deferred Award is in the form of Forfeitable Shares, the Participant must:

(i)	enter into an agreement with the Company, that to the extent the Deferred Award lapses under the Plan, the Shares are forfeited and his interest in the Shares will be immediately transferred, for no consideration or nominal consideration, to any person (which may include the Company, where permitted) specified by the Company;

(ii)	enter into any elections required by the Committee, including elections under Part 7 of the Income Tax (Earnings and Pensions) Act 2003 or section 83(b) of the Internal Revenue Code 1986 (as amended), and elections to transfer any liability, or agreements to pay, social security contributions; and

(iii)	sign any documentation, including a power of attorney or blank stock transfer form, requested by the Committee.

3.6.3	Except to the extent specified in the Forfeitable Share Agreement a Participant will be entitled to vote, to receive dividends and to have all other rights of a shareholder in respect of Forfeitable Shares until the Award lapses.

3.6.4	On the lapse of an Award of Forfeitable Shares, a Participant must transfer his interest in the Shares in accordance with the Forfeitable Share Agreement.

3.7	Deferred Awards - Conditional Bonds etc

3.7.1	The number or value of RBS Bonds subject to an award (including an award structured as an Option or a Phantom Option) of Conditional RBS Bonds and the amount payable under an award of Conditional Cash or Bond Awards is determined under rule 3.1.3.

3.7.2	A Participant shall not be entitled to receive interest or to have any other rights of a bondholder in respect of RBS Bonds subject to an award or Option over Conditional RBS Bonds unless and until the RBS Bonds are transferred to the Participant.

3.7.3	If an award (including an award structured as an Option or a Phantom Option) of Conditional RBS Bonds, Conditional Cash or Bond Awards lapses under the Plan it cannot Vest and a Participant has no rights in respect of it.

3.8	Individual limit

A Deferred Award must not be granted to an Employee if it would, at the proposed Award Date, cause the market value of Shares subject to Deferred Awards that he has been granted in that financial year under the Plan to exceed the value of his Bonus or, where the Deferred Awards are granted as a replacement for an incentive that would otherwise have been provided by the Employee’s previous employer, the value of that incentive.

3.9	Plan limits

The Company must not grant an award of Conditional Shares or Forfeitable Shares or an Option to acquire Shares if the number of Shares committed to be issued under that award exceeds 10 per cent of the ordinary share capital of the Company in issue immediately before that day, including any B Shares in issue, when added to the number of Shares

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which have been issued, or committed to be issued, to satisfy awards of Conditional Shares or Forfeitable Shares or Options under the Plan, or options or awards under any other employee share plan operated by the Company, granted in the previous 10 years. Where the right to acquire Shares is released or lapses, the Shares concerned are ignored when calculating the limits in this rule 3.9

For the purposes of this rule 3.9, if the Committee determines that the number of Shares subject to a Deferred Award will be reduced by a sufficient number of Shares as may be necessary to discharge any liability under rule 8.3.1, the number of Shares committed to be issued under that Deferred Award will be based on the net number of Shares to be transferred on Vesting, calculated by reference to applicable tax rates on the date of the Committee’s determination.

As long as so required by the Association of British Insurers, Shares transferred from treasury are counted as part of the ordinary share capital of the Company, and as Shares issued by the Company.

3.10	Listing Rules

No Shares will be issued under the Plan if it would cause Listing Rule 6.1.19 (shares in public hands) to be breached.

4	Malus and Clawback

4.1	General

4.1.1	The Committee may decide at any time before a Deferred Award Vests, or for such period after a Deferred Award Vests that the Committee determines is appropriate, that any Participant will be subject to Malus and/or Clawback in the light of:

(i)	the performance of the Company, any Member of the Group and any business area or team, and the conduct, capability or performance of the Participant; and/or

(ii)	any legal or regulatory requirement on the Company or any Member of the Group to apply Malus and/or Clawback in relation to the Company, any Member of the Group or any business area or team or the Participant; and/or

(iii)	non-compliance with any legal or regulatory requirement relating to the Company, any Member of the Group and any business area or team or the Participant; and/or

(iv)	any other matter which the Committee considers relevant.

4.1.2	To give effect to Malus and/or Clawback in respect of a Participant the Committee may take any action, including but not limited to:

(i)	reducing (if appropriate, to zero) the amount of any Bonus which would otherwise be payable; and/or

(ii)	reducing (if appropriate, to zero):

(a)	the number or amount of Shares, or other securities and/or the amount or value of RBS Bonds, Conditional Cash or Bond Awards subject to a Deferred Award; and/or

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(b)	the number or amount of any assets relating to any awards (which have been granted to the Participant under any other employee share plan or incentive plan (other than an Approved Plan)) operated by any Member of the Group; and/or

(c)	the extent to which any Deferred Award held by the Participant Vests or becomes exercisable; and/or

(d)	the extent to which any award granted to the Participant under any other employee share plan or incentive plan (other than any Approved Plan) operated by any Member of the Group vests or becomes exercisable, in each case notwithstanding the extent to which any conditions imposed on such Awards or awards may be or have been satisfied; and/or

(iii)	reducing (if appropriate, to zero) any amount otherwise payable under rules 5.4 or 5.5.

(iv)	requiring the Participant to pay or repay any amounts as may be required for the Malus or Clawback to be satisfied in full (which, without limitation, may be deducted from the Participant’s salary or any other payment to be made to the Participant by any Member of the Group).

4.1.3	Where Clawback is proposed to be operated, account will be taken of any tax or social security actually paid (or due to be paid) by the Participant in respect of the amount proposed to be subject to Clawback, unless and to the extent that the Participant can claim relief in respect of such tax or social security.

4.2	Reduction in Deferred Awards to give effect to provisions in other plans

The Committee may decide to take any of the actions described in rule 4.1.2 to give effect to a malus or clawback provision contained in any other employee share plan, incentive plan or bonus plan operated by any Member of the Group. Such action will be taken in accordance with the terms of the relevant plan or, in the absence of any such terms, on such basis as the Committee decides is appropriate.

4.3	Compliance with legal or regulatory provisions

The Company can alter or extend the range of circumstances in which Malus and/or Clawback may be operated if required by any legal or regulatory provision.

5	Vesting of Deferred Awards

5.1	General

An Award will not Vest if any legal or regulatory requirement on the Company or any Member of the Group would make Vesting unlawful, impossible or, in the opinion of the Committee, inappropriate or impractical.

5.2	Timing of Vesting

Subject to rules 5.6.3, 6.3 and 7 a Deferred Award Vests on the date of Vesting specified at grant, or if on that date a Dealing Restriction applies to a Participant and the Committee so determines, it Vests in respect of that Participant on the date on which the Dealing

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Restriction ceases to apply. However, Vesting is delayed in respect of a Participant’s Deferred Award, or any part of it, if any of the following circumstances apply on the anticipated date of Vesting:

5.2.1	if the Participant is subject to any Disciplinary Action;

5.2.2	if the Participant’s employment has terminated or is about to terminate in circumstances where it is not clear whether the Deferred Award should lapse under rule 6;

5.2.3	if a matter which may otherwise involve or affect that Participant has been referred to the Committee for review under rule 4; or

5.2.4	the Committee considers that it is necessary or appropriate to defer Vesting.

In these cases, Vesting will not occur unless and until the Committee determines that the Deferred Award should Vest.

5.3	Consequences of Vesting

Subject to any condition imposed under rule 3.3, the consequences of Vesting of a Deferred Award are as follows:

5.3.1	In relation to an award of Conditional Shares or Conditional Securities, as soon as practicable after Vesting, the number of Shares or securities in respect of which it has Vested will be issued or transferred to the Participant, or to a nominee for the Participant appointed by the Company, subject to such reduction as may be necessary to discharge any liability under rule 8.3.1.

5.3.2	In relation to an award of Forfeitable Shares, to the extent it has Vested the restrictions referred to in rule 3.6.2(i) and contained in the Forfeitable Shares Agreement between the Participant and the Company will cease to have effect. Any liability to taxation or social security contributions or other appropriate levies in respect of Deferred Awards will be dealt with in accordance with rule 8.3.

5.3.3	In relation to an award of Conditional RBS Bonds, as soon as possible after Vesting, the Participant will receive the number or value of RBS Bonds in respect of which it has Vested, subject to such reduction as may be necessary to discharge any liability under rule 8.3.1. RBS Bonds may be sold on the Participant’s behalf, either pursuant to rule 8.3 or in other circumstances which the Committee considers appropriate.

5.3.4	In relation to an award of Conditional Cash, Bond Awards, and Phantom Conditional Securities, the amount of cash payable in accordance with the terms of the award will be paid to the Participant in the next practicable payroll, subject to deduction of tax under rule 8.3.

5.3.5	In relation to an Option or a Phantom Option, the provisions of this rule apply at the time of exercise in the same way as they would apply to an award that is not an Option or a Phantom Option at the time of Vesting.

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5.4	Dividend equivalent

This rule applies if:

5.4.1	an award of Conditional Shares includes the right to receive an amount (known as a “dividend equivalent”) equal in value to the dividends which were payable on the number of Vested Shares during the period between the Award Date and the Vesting date. The right to a dividend equivalent may be granted under rule 3.2.8 at the time of grant, or by the Committee at any later time in its discretion. The dividend equivalent may be paid in cash or Shares (as determined from time to time by the Committee). Dividend equivalents will be paid to the Participant as soon as practicable after Vesting, subject to rule 8.3;

5.4.2	an award of Conditional Securities includes the right to receive an amount (known as a “dividend equivalent”) equal in value to the dividends or other income payable on the Vested securities during the period between the Award Date and the Vesting date. The right to a dividend equivalent may be granted under rule 3.2.8 at the time of grant, or by the Committee at any later time in its discretion and may relate to all or some only of the Vested securities. The dividend equivalent will be paid in cash as soon as practicable after Vesting, subject to rule 8.3.; and

5.4.3	an Option over Shares or other securities includes the right to receive an amount (known as a “dividend equivalent”) equal in value to the dividends or other income payable on the Vested Shares or other Vested securities during the period between the Award Date and the Vesting date, or if the Committee so, determines, the date the Option is exercised. The right to a dividend equivalent may be granted under rule 3.2.8 at the time of grant, or by the Committee at any later time in its discretion and in the case of other securities, may relate to all or some only of the Vested securities. The dividend equivalent may be paid in cash or Shares (as determined from time to time by the Committee). Dividend equivalents will be paid to the Participant as soon as practicable after Vesting, subject to rule 8.3.

5.5	Notional interest

5.5.1	An award of Conditional RBS Bonds may include the right to receive additional RBS Bonds on Vesting of the Conditional RBS Bonds to which they relate. The value of the additional RBS Bonds will be equal to interest on the value of the RBS Bonds in respect of which the related Conditional RBS Bonds have Vested, calculated at such rate or rates as the Committee may determine from time to time.

5.5.2	An award of Conditional Cash or Bond Awards may include the right to receive an additional amount on Vesting, equal to interest on the amount payable on Vesting, calculated at such rate or rates as the Committee may determine from time to time.

5.6	Cash, Share or RBS Bond alternative

On Vesting, the Committee may decide:

5.6.1	in respect of an award of Conditional Shares, to satisfy the portion which Vests by paying an equivalent amount in cash or by transferring an equivalent value in RBS Bonds (subject to rule 8.3);or

5.6.2	in respect of an award of Conditional RBS Bonds, to satisfy the portion which Vests by paying an equivalent amount in cash or by issuing or transferring an equivalent value in Shares (subject to rule 8.3); or

5.6.3	in respect of an Option over Shares or RBS Bonds, to satisfy the exercise by paying an equivalent amount in cash (subject to rule 8.3).

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5.7	No double-dipping

5.7.1	It is intended that any Deferred Award is in substitution for, and not in addition to, any Bonus for the financial year in respect of which the Deferred Award was made.

5.7.2	In the event any Participant files any claim or demand in any court or tribunal of competent jurisdiction for a determination that the Participant was or is entitled, in addition to or in substitution for any Deferred Award, to be paid any Bonus (including, without limitation, a cash bonus) or any amount in lieu of any Bonus in respect of the financial year to which the Deferred Award relates, then to the extent the Deferred Award may not be Vested at the time the claim or demand is filed, the Vesting of that Deferred Award will be delayed, unless and to the extent that the Committee determines otherwise, until the court or tribunal makes it determination, whereupon rule 5.7.3 will apply.

5.7.3	In the event any court or tribunal of competent jurisdiction determines that the Participant was or is entitled, in addition to or in substitution for any Deferred Award, to be paid any Bonus (including, without limitation, a cash bonus) or any amount in lieu of any Bonus in respect of the financial year to which the Deferred Award relates, then that Deferred Award will, unless and to the extent that the Committee determines otherwise, no longer be capable of Vesting and, to the extent that it has already Vested, it will be forfeited and any amount received by the Participant, whether in cash and/or Shares and/or RBS Bonds (or their value) must be repaid or returned to the Company.

5.8	Income tax before Vesting

If a Participant is liable to income tax in relation to a Deferred Award before it Vests, the liability may be discharged by the Participant’s employer (by making a payment to the relevant taxing authorities or to the Participant personally) provided the value of the Deferred Award is reduced by a corresponding amount or, in respect of an award of Forfeitable Shares, Shares to the value of that liability are transferred and/or sold as the Committee may direct.

5.9	Retention Period

If a Retention Period applies to a Deferred Award, the Participant must not dispose of the Shares or other assets which are acquired on the Vesting of the Deferred Award until the end of the Retention Period, except so far as is necessary to discharge any liability to tax arising on the Vesting, in accordance with rule 8.3.

6	Leaving the Group before Vesting

6.1	General rule on leaving employment

6.1.1	If a Participant ceases to be an employee of any Member of the Group, a Deferred Award which has not Vested will not lapse but will Vest on the date or dates originally set for Vesting, or on such earlier date or dates as the Committee may consider appropriate, subject to:

(i)	any reduction which may be applied under rule 4 (Malus and Clawback);

(ii)	rule 2 (timing of Vesting);

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(iii)	rule 5.6.3 (no double-dipping);

(iv)	rule 6.2 (termination for Cause);

(v)	rule 6.3 (death);

(vi)	rule 6.4 (Competitive Activity and Detrimental Activity);

(vii)	any determination which the Committee may make under rule 7 (corporate events); and

(viii)	any other conditions or restrictions which the Committee may consider appropriate, including, for the avoidance of doubt, any conditions or restrictions relating to Competitive Activity and/or Detrimental Activity.

6.2	Termination for Cause

6.2.1	If a Participant ceases to be an employee of any Member of the Group due to termination for Cause, or if the Participant resigns in circumstances which would entitle his employer to summarily terminate his employment, then subject to rule 6.2.2 his Deferred Award will lapse on the date the Participant ceases to be an employee of a Member of the Group.

6.2.2	If a Participant receives notice that his employment with any Member of the Group will be terminated for Cause, the Committee may decide that a Deferred Award which has not Vested will lapse on the date on which the Participant receives such notice of termination (whether or not such termination is lawful).

6.2.3	Any reference in this rule 6.2 to a termination for Cause shall include a termination where either (a) the primary reason or (b) any significant reason for the termination is Cause in the honest and reasonable opinion of the Participant’s employer.

6.3	Death

If a Participant dies, his Deferred Award will not lapse and the consequences will be as set out in rule 6.3.1 or 6.3.2 or 6.3.3 below, as appropriate:

6.3.1	An award of Conditional Shares, Conditional RBS Bonds or Conditional Securities will be satisfied by paying a cash amount equivalent to the market value of the relevant Shares, RBS Bonds or securities on the date of death, and an award of Conditional Cash or Bond Awards will be satisfied by paying the full amount due. Payment will be made to the Participant’s personal representatives as soon as practicable after production of a valid grant of probate (or local equivalent subject to the satisfaction of the Committee). The payment of the cash amount will be treated as the Vesting of the award for the purposes of these rules.

6.3.2	In relation to an award of Forfeitable Shares, the restrictions referred to in rule 3.6.2(i) and contained in the Forfeitable Shares Agreement between the Participant and the Company will cease to have effect on the date of death. The Shares comprised in the award of Forfeitable Shares will be transferred to the Participant’s personal representatives as soon as practicable after production of a valid grant of probate.

6.3.3

An award structured as an Option or a Phantom Option may be exercised by the Participant’s personal representatives within three months after production of a valid grant of probate (or local equivalent subject to the satisfaction of the

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Committee) and will lapse if not exercised within 18 months after the date of death. On exercise, the Option or Phantom Option will be satisfied by paying a cash amount equivalent to the market value of the relevant Shares, RBS Bonds or securities on the date of exercise. The payment of the cash amount will be treated as the Vesting of the award for the purposes of these rules.

6.4	Competitive Activity and Detrimental Activity

6.4.1	If a Participant voluntarily ceases to be an employee of any Member of the Group, any portion of his Deferred Award which has not Vested will lapse if he engages in Competitive Activity or Detrimental Activity, except to the extent the Committee may determine otherwise.

6.4.2	If a Participant ceases to be an employee of any Member of the Group due to redundancy, as determined by the Committee, any portion of his Deferred Award which has not Vested will lapse if he engages in Detrimental Activity, except to the extent the Committee may determine otherwise.

6.4.3	If requested, the Participant must certify that he has not engaged in Competitive Activity and/or Detrimental Activity, as appropriate, by the date or dates specified by the Committee. If the Participant does not certify this by the specified date, any portion of his Deferred Award which has not Vested will lapse on that date, except to the extent the Committee may determine otherwise.

6.4.4	This rule applies to an award structured as an Option or a Phantom Option which has Vested but has not been exercised, in the same way as it applies to a Deferred Award which has not Vested.

6.5	Meaning of “ceasing to be an employee”

6.5.1	For the purposes of this rule 6, a Participant will not be treated as ceasing to be an employee of a Member of the Group until he ceases to be an employee of all Members of the Group, or if he recommences employment with a Member of the Group within 7 days of so ceasing. However, the Committee may decide that a Participant’s employment should be treated as ceasing on the date he gives or receives notice of termination of employment, whether or not such termination is lawful. A Participant who takes voluntary unpaid leave from employment with a Member of the Group shall be treated as having ceased employment on the date the leave commences. However, the Committee may decide that a Participant should be treated as having ceased employment on the date notice of intention to take leave is given by the Participant, or on such later date as may be considered appropriate.

6.5.2	For the avoidance of doubt, rule 6.1 and 6.2 do not apply to a Participant whose employment had already terminated before the Award Date.

7	Corporate events

7.1	Rights issues, demergers and other corporate events

7.1.1	If the Committee becomes aware that the Company is or is expected to be affected by any variation in share capital, demerger, distribution (other than an ordinary dividend), change of Control, delisting or other transaction which, in the opinion of the Committee could affect the current or future value of Shares or RBS Bonds, Deferred Awards are not affected unless and to the extent that the Committee determines to:

(i)	allow Deferred Awards to Vest, subject to any conditions the Committee may decide to impose;

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(ii)	cause Deferred Awards to lapse;

(iii)	require Deferred Awards to be exchanged under rule 7.3;

(iv)	adjust the number of Shares comprised in an award of Conditional Shares, and such other terms of the Conditional Shares as appear appropriate; and/or

(v)	take any other appropriate action.

7.1.2	Subject to the Forfeitable Share Agreement, a Participant will have the same rights as any other shareholders in respect of Forfeitable Shares where there is a variation or other event of the sort described in rule 7.1.1. Any shares, securities or rights allotted to a Participant as a result of such an event, other than a change of Control, will be:

(i)	treated as if they were awarded to the Participant under the Plan in the same way and at the same time as the Forfeitable Shares in respect of which the rights were conferred; and

(ii)	subject to the rules of the Plan and the terms of the Forfeitable Share Agreement.

7.2	Committee

If this rule applies on a change of Control of the Company (except in relation to an exchange under rule 7.3), “Committee” means Committee as constituted immediately before the change of Control, and includes those people who were authorised at that time.

7.3	Exchange of Deferred Awards

7.3.1	Where the Committee determines that an award of Conditional Shares or Option to acquire Shares is to be exchanged for a new award, the terms of the new award will:

(i)	confer a right to acquire shares in the Acquiring Company or another body corporate determined by the Acquiring Company;

(ii)	be subject to terms which are and have a value which is equivalent, as far as practicable, to the existing award of Conditional Shares or Option;

(iii)	treated as having been acquired at the same time as the existing award of Conditional Shares or Option and, subject to paragraph (iv) below, Vests in the same manner and at the same time;

(iv)	be in respect of a number of shares which is equivalent to the number of Shares comprised in the existing award of Conditional Shares or Option which would have Vested under rule 7.1.1(i);

(v)	be governed by the Plan as if references to Shares were references to the shares over which the new award is granted and references to the Company were references to the Acquiring Company or another body corporate determined by the Acquiring Company.

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7.3.2	Where the Committee determines that an award of Forfeitable Shares is to be exchanged for a new award, the Participant may be required to exchange some or all of his Forfeitable Shares for other securities or to sell them and use the proceeds to buy other securities on such terms as the Committee may determine and these rules will apply to those other securities as if they were Forfeitable Shares.

8	General Terms

8.1	Transfer of Deferred Awards

A Participant may not transfer, assign or otherwise dispose of a Deferred Award or any rights in respect of it. This rule 8.1 does not apply to the transmission of a Deferred Award on the death of a Participant to his personal representatives.

8.2	Company documents

The Company is not required to send to any Participant holding an award of Conditional Shares or an Option to acquire Shares and/or Conditional RBS Bonds a copy of any documents which the Company is required to send to its shareholders or bondholders.

8.3	Withholding

8.3.1	The Company, any employing company, any Member of the Group or trustee of any employee benefit trust, may withhold any amounts or make such arrangements as it considers necessary to meet any liability to taxation or social security contributions or other appropriate levies in respect of Deferred Awards.

8.3.2	The Company, any employing company, any Member of the Group or trustee of any employee benefit trust operated by any Member of the Group may withhold or offset any amounts or make such arrangements as it considers necessary to repay any outstanding liability of any Participant

8.3.3	Any arrangements in this rule 8.3 may include the sale or reduction in number of Shares or other securities, or the amount or value of RBS Bonds comprised in a Deferred Award.

8.4	Discretionary nature of the Plan

8.4.1	Nothing in this Plan or the operation of the Plan will form part of the contract of employment or other relationship with any Member of the Group of any Employee, Participant or any other person (“Employee”). The fact that one or more Deferred Awards have been made to an Employee does not create any right to, or expectation of, continued employment.

8.4.2	No Employee is entitled to participate in, or be considered for participation in, the Plan at all or at a particular level. Participation in the Plan does not imply any right to participate, or to be considered for any future participation.

8.4.3	The terms of the Plan do not entitle the Employee to the exercise of any discretion in his favour.

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8.4.4	No Employee will have any right to compensation or damages or any other sum or benefit in respect of the Plan, including, without limitation, in relation to:

(i)	his eligibility to participate, or ceasing to be eligible to participate, or ceasing to participate in the Plan;

(ii)	any exercise of a discretion or a decision taken in relation to the Plan or the Plan’s operation (whether or not this disadvantages the Employee concerned);

(iii)	any loss or reduction of any rights or expectations under the Plan in any circumstances or for any reason (including lawful or unlawful termination of employment or the employment relationship); and

(iv)	any loss of tax or any other fiscal detriment suffered in relation to the reduction or forfeiture of a Deferred Award.

8.4.5	Participation in the Plan is permitted only on the basis that any rights that are not expressly set out in this Plan, or any applicable schedule, are excluded. Each Participant will be required to waive any such excluded rights in consideration for, and as a condition to, participating in the Plan.

8.4.6	Nothing in this Plan confers any benefit, right or expectation on a person who is not an Employee. No such third party will have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Plan. But this does not affect any other right or remedy of a third party which exists or is available.

8.4.7	For the avoidance of doubt, this rule applies throughout the employment of any Employee, after the termination of the employment, and during any period when the Employee has given or received notice to terminate his employment (whether such termination is lawful or unlawful).

8.5	Committee’s decisions final and binding

The decision of the Committee in connection with any interpretation of the rules of the Plan or in any dispute relating to any matter relating to the Plan will be final and conclusive.

8.6	Regulations

The Committee has power from time to time to make or vary regulations for the administration and operation of the Plan.

8.7	Deferred Awards non-pensionable

Deferred Awards do not form part of a Participant’s remuneration for the purpose of determining entitlement to any benefit of employment including any pension or retirement benefit, life assurance, permanent health insurance or other similar benefit, whether existing or subsequently introduced.

8.8	Employee trust

The Company and any Subsidiary may provide money to the trustee of any trust or any other person to enable them or him to acquire Shares or other assets to be held for the purposes of the Plan, or enter into any guarantee or indemnity for those purposes, to the extent permitted by the Companies Act 2006.

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8.9	Consents

All transfers of Shares and RBS Bonds will be subject to any necessary consents under any relevant enactments or regulations for the time being in force in the United Kingdom or elsewhere, and it will be the individual’s responsibility to comply with any requirements to be fulfilled in order to obtain or obviate the necessity for any such consent.

8.10	Notices

Any notice or other document which has to be given to an Employee or Participant under or in connection with the Plan may be delivered or sent by post to him at his home address according to the records of his employing company or sent by e-mail or fax to any e-mail address or fax number which according to the records of his employing company is used by him, or in either case such other address which the Company considers appropriate.

Any notice or other document which has to be given to the Company or other duly appointed agent under or in connection with the Plan may be delivered or sent by post to it at its respective registered office (or such other place as the Committee or duly appointed agent may from time to time decide and notify to Participants) or sent by e-mail or fax to any e-mail address or fax number notified to the sender.

Notices sent by post will be deemed to have been given on the second day after the date of posting. However, notices sent by or to a Participant who is working overseas will be deemed to have been given on the seventh day after the date of posting.

Notices sent by e-mail or fax, in the absence of evidence to the contrary, will be deemed to have been received on the day after sending.

8.11	Data protection

By participating in the Plan each Participant consents to the holding and processing of personal data provided by such Participant to the Company, any Member of the Group and any other persons or entities for all purposes relating to the operation of the Plan. These include, but are not limited to:

8.11.1	administering and maintaining Participant’s records;

8.11.2	providing information to trustees of any employee benefit trust, registrars, brokers or third party administrators of the Plan;

8.11.3	providing information to future purchasers of the Company or the business in which the Participant works; and

8.11.4	transferring information about the Participant to a country or territory outside the European Economic Area.

8.12	Amendment

8.12.1	Except as described in the rest of this rule 8.12, the Committee may at any time change the Plan in any way.

8.12.2	Except as described in rule 8.12.3, the Company in general meeting must approve in advance by ordinary resolution any proposed change to the Plan to the advantage of present or future Participants, which relates to:

(i)	the Participants;

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(ii)	the limits on the number of Shares which may be issued under the Plan;

(iii)	the individual limit for each Participant under the Plan;

(iv)	the basis for determining a Participant’s entitlement to, and the terms of, securities, cash or other benefit to be provided and for the adjustment thereof (if any) if there is a capitalisation issue, rights issue or open offer, sub-division or consolidation of shares or reduction of capital or any other variation of capital; or

(v)	the terms of this rule 8.12.2.

8.12.3	The Committee can change the Plan and need not obtain the approval of the Company in general meeting for any minor changes:

(i)	to benefit the administration of the Plan;

(ii)	to comply with or take account of the provisions of any proposed or existing legislation;

(iii)	to take account of any changes to legislation; or

(iv)	to obtain or maintain favourable tax, exchange control or regulatory treatment of the Company, any Subsidiary or any present or future Participant.

8.13	Severability

By participating in the Plan, each Participant agrees and acknowledges that the restrictions contained in the Plan are reasonable and necessary to protect the business of the Group (including, but not limited to, its confidential information, customer relations and goodwill and its employees) and that the benefits each Participant receives under this Plan are sufficient compensation for these restrictions. Each of the obligations in the Plan is an entire, separate and independent restriction on each Participant, despite the fact that they may be contained in the same phrase and if any part is found to be invalid or unenforceable the remainder will remain valid and enforceable. While the restrictions are considered to be fair and reasonable in the circumstances, each Participant agrees that if any of them should be judged to be void or ineffective for any reason, but would be treated as valid and effective if part of the wording was deleted or the period was reduced in scope, they shall apply with such modifications as necessary to make them valid and effective.

8.14	Termination of the Plan

The Plan will terminate on the Expiry Date, but the Committee may terminate the Plan at any time before that date. The termination of the Plan will not affect existing Deferred Awards.

8.15	Governing Law

The Plan is governed by and construed in accordance with English law. Any Member of the Group and all Participants shall submit to the non-exclusive jurisdiction of the English Courts as regards any matter arising under the Plan.

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Schedule 1

RBS Special Awards Plan

1	This Schedule sets out the terms of the RBS Special Awards Plan (the “Plan”). The provisions of the RBS 2010 Deferral Plan (including the schedules) apply to awards granted under the Plan except where otherwise stated in this Schedule.

2	Rule 4 does not apply.

3	Rule 6 is deleted, except for Rule 6.3 which continues to apply, and replaced by the following new rule 6:

6 Leaving the Group before Vesting

6.1 General rule on leaving employment

Unless rule 6.2 or 6.3 applies, a Deferred Award which has not Vested will remain in existence if the Participant ceases to be an employee of a Member of the Group, and will Vest on the date or dates originally set for Vesting. However, the Committee may permit earlier Vesting if it is considered appropriate.

6.2 Gross Misconduct

If a Participant’s employment is terminated in circumstances involving gross misconduct (as determined by the Committee in its absolute discretion), the Committee may decide that a Deferred Award which has not Vested will lapse in whole or in part.

6.4 Meaning of “ceasing to be an employee”

For the purposes of this rule 6, a Participant will not be treated as ceasing to be an employee of a Member of the Group until he ceases to be an employee of all Members of the Group, or if he recommences employment with a Member of the Group within 7 days of so ceasing.

4	A new rule 3.11 is inserted, as follows:

3.11 Source of Shares

No new Shares may be issued under the Plan, and no Shares may be transferred out of treasury, without the prior approval of the Company’s shareholders.

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Schedule 2

Deferred cash

1	This schedule is made under and amends and supplements the terms of the RBS 2010 Deferral Plan (the “Plan”) for Deferred Awards made to employees in Australia, China, Chile, Denmark, France, Japan, Jersey, Malaysia, Russia, South Africa, South Korea, Spain and Thailand, and in any other country which may be specified as a country where it is not possible to make Deferred Awards of Conditional RBS Bonds.

2	Where a Deferred Award or any portion of a Deferred Award is granted under this Schedule 2, all references in the Plan to Conditional RBS Bonds or RBS Bonds shall be replaced by references to “Cash”. Cash is a fixed money amount determined under rule 3.2.3.

3	The following wording is added to the end of rule 3.3: “Employees may not be granted any right to receive debt or Shares under the Plan.”

4	Rule 5.6 is disapplied.

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Schedule 3

Phantom awards

1	This schedule is made under and amends and supplements the terms of the RBS 2010 Deferral Plan (the “Plan”) for Deferred Awards made to employees in China and Denmark, and in any other country which may be specified as a country where it is not possible to make Deferred Awards of Conditional Shares.

2	Where a Deferred Award or any portion of a Deferred Award is granted under this schedule, the employee will not have any right to receive Shares, and the following provisions will apply.

3	The definitions of the following terms in rule 1 are deleted and replaced with the following:

“Deferred Award” means a conditional right to a cash payment granted in accordance with rule 3;

“Vesting” means a Participant becoming entitled to receive a cash payment under the Plan and “Vest” shall be construed accordingly.

4	The terms of each Deferred Award specified under rule 3.2 must include the number of notional Shares used to determine the amount of the cash payment that the Participant is eligible to receive when the Deferred Award Vests, as calculated under paragraph 6 below and the currency in which the payment will be made.

5	Any determination made under rule 4 will relate to notional Shares, rather than to Shares.

6	The amount payable on the Vesting of a Deferred Award shall be determined in accordance with the following formula:

a x b + c

where:

a	=	is the number of notional Shares determined by the Committee for the Deferred Award under rule 3.2

b	=	is the Market Value of a Share at the time the Deferred Award Vests

c	=

(a)    if the Committee has determined that a dividend equivalent applies to the Deferred Award, the aggregate of the amount of the dividends payable during the period between the Award Date and the date the Deferred Award Vests, on the number of notional Shares in respect of which the Deferred Award Vests; or

(b)    otherwise, zero

7	If any variable to be taken into account in determining the amount of the cash payment under paragraph 6 above is denominated in a currency other than the currency in which the cash payment is to be made, then for the purposes of determining the amount of the cash payment under that paragraph, that variable must be converted into the currency in which the cash payment is to be made using the currency exchange rate for those currencies at the time the Deferred Award Vests, as determined by the Committee.

8	Rule 5.9 (Retention Period) is deleted and replaced with the following new rule 5.9:

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If a Retention Period applies to a Deferred Award, the date on which payment is made to the Participant shall be delayed until the end of the Retention Period, without prejudice to the Vesting of the Deferred Award. The amount payable shall be calculated on the basis that b = the Market Value of a Share at the end of the Retention Period, and c refers to dividends payable between the Award Date and the end of the Retention Period.

9	Rule 6.3 is amended by the addition of the following rule 6.3.4:

The Participant will become entitled to receive a cash payment calculated under paragraph 6 above on the basis that b = the Market Value of a Share on the date of death, and c refers to dividends payable between the Award Date and the date of death. Payment shall be made on production of a valid grant of probate (or local equivalent subject to the satisfaction of the Committee).

10	Where rule 7.1.1 applies, the Committee may adjust the number of notional Shares determined by the Committee for a Deferred Award under rule 3.2, and such other terms relating to the amount of that cash payment for a Deferred Award as appear appropriate. Any exchange of Deferred Awards shall be an exchange for notional shares, and shall not confer any right to real shares.

11	Arrangements in rule 8.3 may include a reduction to the amount of cash payable on the Vesting of a Deferred Award.

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Schedule 4

Australia

This schedule is made under and amends and supplements the terms of the RBS 2010 Deferral Plan (the “Plan”) for Deferred Awards, or portions of Deferred Awards, made to Employees in Australia.

1	Definitions

2	The definitions of the following terms in rule 1 are deleted and replaced with the following:

“Deferred Award” means a conditional right to a cash payment granted in accordance with rule 3, and includes a portion of a Deferred Award;

“Vesting” means a Participant becoming entitled to receive a cash payment under the Plan and “Vest” shall be construed accordingly.

3	Deletions

Rules 3.1.2, 3.1.3, 3.2.2, 3.2.3, 3.2.6, 3.2.9, 4.2, 5.5, 5.6 and 6.3 do not apply.

4	Grant of Deferred Awards

4.1	If an Employee receives a Deferred Award in respect of a Bonus, then as a result of the mandatory deferral that applies to the Bonus, the relevant proportion of the Bonus will not become payable to the Participant.

4.2	The terms of each Deferred Award specified under rule 3.2 must include the number of notional Shares used to determine the amount of the cash payment that the Participant is eligible to receive when the Deferred Award Vests and the currency in which the payment will be made.

4.3	All Deferred Awards will be in the form of a conditional right that, when the Deferred Award Vests, will entitle the holder of the Deferred Award to receive a cash payment. Any cash payment that the holder of a Deferred Award may become entitled to receive when the Deferred Award Vests, must be paid to the Participant by a Member of the Group as soon as reasonably practicable after the Deferred Award Vests

4.4	If the Deferred Award lapses prior to when the Deferred Award Vests, the Participant will not become entitled to receive a cash payment under the Deferred Award.

5	Malus and Clawback

Following a review under rule 4.2, the Committee may take any action including for example:

5.1	reduce the number of notional Shares subject to the Deferred Award;

5.2	determine that the Deferred Award or part of the Deferred Award will lapse;

5.3	determine that no amount, or a reduced amount, will be received in respect of any dividend equivalent;

5.4	require a Participant to pay or repay any amounts as required to satisfy Malus or Clawback (which, without limitation, may be deducted from the Participant’s salary, or any other payment to be made to the Participant by any Member of the Group);

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6	Vesting of Deferred Awards

6.1	As soon as practicable after Vesting, the Participant will receive a payment of cash equal to the amount determined in accordance with paragraphs 5 and 6.2 of this Schedule and on a net basis after any taxation and social security contributions are withheld under rule 8.3.

6.2	Subject to paragraphs 5, 6.3 and 6.4 of this Schedule, the amount of the cash payment that the Participant may become entitled to receive when the Deferred Award Vests is the amount determined in accordance with the following formula:

a x b + c

where:

a	=	is the number of notional Shares determined by the Committee for the Deferred Award under rule 3.2

b	=	is the Market Value of a Share at the time the Deferred Award Vests

c	=

(a)    if the Committee has determined that a dividend equivalent applies to the Deferred Award, the aggregate of the amount of the dividends payable during the period between the Award Date and the date the Deferred Award Vests, on the number of notional Shares in respect of which the Deferred Award Vests; or

(b)    otherwise, zero

6.3	If any variable to be taken into account in determining the amount of the cash payment under paragraph 6.1 of this Schedule is denominated in a currency other than the currency in which the cash payment is to be made, then for the purposes of determining the amount of the cash payment under that paragraph, that variable must be converted into the currency in which the cash payment is to be made using the currency exchange rate for those currencies at the time the Deferred Award Vests, as determined by the Committee.

6.4	Rule 5.9 (Retention Period) is deleted and replaced with the following new rule 5.9:

6.5	If a Retention Period applies to a Deferred Award, the date on which payment is made to the Participant shall be delayed until the end of the Retention Period, without prejudice to the Vesting of the Deferred Award. The amount payable shall be calculated on the basis that b = the Market Value of a Share at the end of the Retention Period, and c refers to dividends payable between the Award Date and the end of the Retention Period.

6.6	A Deferred Award does not, at any time and in any circumstances, provide its holder with:

6.6.1	any right or interest of any kind whatsoever in Shares; or

6.6.2	any right or entitlement to be issued, transferred or otherwise provided with Shares.

6.7	A Deferred Award must be satisfied through the making of a cash payment when the Deferred Award Vests and cannot be satisfied through Shares being issued, transferred or otherwise provided to the holder of the Deferred Award.

6.8	The cash payment referred to in paragraph 6.1 of this Schedule must be paid in the currency determined by the Committee in accordance with rule 3.2.

6.9	The Committee may determine that a Participant will become entitled to receive an additional amount, referred to as a “dividend equivalent”, in respect of their Deferred Award if and when the Deferred Award Vests. The Committee may make such a determination at the time the Deferred Award is granted under rule 3.2.88, or at a later time in its discretion.

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7	Leaving the Group before Vesting

The Committee must not exercise its discretion under rule 6.1.1 or any other rule of the Plan where the exercise of the discretion would result in a termination benefit being paid to a Participant in circumstances prohibited by Part 2D.2 of the Corporations Act 2001 (Cwlth).

8	Death

8.1	If a Participant dies, his or her Deferred Award will not lapse and the Participant will become entitled to receive a cash payment calculated under paragraph 6.2 on the basis that b = the Market Value of a Share on the date of death, and c refers to dividends payable between the Award Date and the date of death, at the later of:

8.1.1	the production of a valid grant of probate (or local equivalent subject to the satisfaction of the Committee); and

8.1.2	if the Participant was, at the time and in the circumstances specified in paragraph 8.1.1 of this Schedule, prohibited by Part 2D.2 of the Corporations Act 2001 (Cwlth), the time when the Deferred Award would otherwise Vest had the Participant not died.

8.2	Any cash payment made under this paragraph 8 will be paid as soon as reasonably practicable after the time specified under this paragraph 8.

9	Rights issues demergers or other corporate events

Where rule 7.1.1 applies, the Committee may adjust the number of notional Shares determined by the Committee for a Deferred Award under rule 3.2, and such other terms relating to the amount of that cash payment for a Deferred Award as appear appropriate.

10	Withholding

Arrangements in rule 8.3 may include a reduction to the amount of cash payable on the Vesting of a Deferred Award.

11	Deferral of Vesting

Rules 5.2.2 and 5.2.4 do not apply.

12	Meaning of “ceasing to be an employee”

Rule 6.5 is deleted and replaced with the following:

For the purposes of this rule 6, a Participant will not be treated as ceasing to be an employee of a Member of the Group until he ceases to be an employee of all Members of the Group, or if he recommences employment with a Member of the Group within 7 days of so ceasing. For the avoidance of doubt, rule 6.1 and 6.2 do not apply to a Participant whose employment had already terminated before the Award Date.

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Schedule 5

Canada

This schedule is made under and amends and supplements the terms of the RBS 2010 Deferral Plan (the “Plan”) for Deferred Awards made under the Plan to employees in Canada.

Notwithstanding any provision of the Plan to the contrary:

1	No Deferred Awards to Participants employed or resident in Canada will be settled with Shares or other assets held in a trust described in rule 8.8.

2	Rule 5.6 (cash alternative) does not apply to awards of Conditional Shares, or to other Deferred Awards which will not Vest within the period ending on 31 December of the second calendar year after the year in which the Award Date falls.

3	For the purposes of the Plan, a Participant’s employment with the Company or an Affiliate shall be considered to have terminated on (i) the day that the Participant gives or receives written notice of termination of employment with the Company or Affiliate whether such notice of termination is effective immediately or at a future date or (ii) where the Company or its Affiliate so determines, such later day as may be determined by the Company or its Affiliate in its sole and absolute discretion. For the avoidance of doubt, no period of notice, if any, or payment in lieu of notice that is given or that ought to have been given under applicable law in respect of such termination of employment shall be utilized to extend the Participant’s period of employment for the purposes of determining his or her entitlement under the Plan unless the Company or its Affiliate determines otherwise.

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Schedule 6

USA

1	This Schedule is made under and amends and supplements the terms of the Plan, and is intended to be compliant with Section 409A of the Internal Revenue Code and the Treasury Regulations promulgated under that Section. This Schedule applies to Deferred Awards granted to Participants who are subject to U.S. taxation. In the event of any conflict, this Schedule takes precedence over the Plan and any other applicable Schedule.

2	Any capitalized words used in this Schedule and not defined in this Schedule shall have the meaning given to them in the Plan.

3	Any Options or Phantom Options granted to Participants who are subject to U.S. taxation shall have an exercise price equal to either zero or the fair market value of the Shares underlying such Options or related to such Phantom Options on the date of grant.

4	Rule 3.2.5 is amended by deleting “if appropriate, any facility to elect for a different currency”.

5	The first sentence of Rule 5.2 is amended and restated as follows:

“Subject to rules 5.6.3, 6.3 and 7 a Deferred Award Vests on the date of Vesting specified at grant, or if on that date a Dealing Restriction applies to a Participant and the Committee so determines, it Vests in respect of that Participant on the first date on which the Dealing Restriction ceases to apply, but in no case will Vesting be delayed later than 31 December of the year in which Vesting would have occurred if not for such Dealing Restriction.”

6	Rule 5.2 is further amended by the addition of the following sentences as the final sentences:

“The Committee’s determination must be made before 1 December of the calendar year in which the date originally set for Vesting falls and any Shares or RBS Bonds that the Committee determines will Vest in accordance with this rule 5.1 shall be transferred to the Participant by 31 December of the calendar year in which the date originally set for Vesting falls. Any Deferred Award not transferred to the Participant by 31 December of the calendar year in which the date originally set for Vesting falls shall lapse.”

7	Rule 5.3.1 is replaced with the following wording:

“In relation to an award of Conditional Shares, Conditional Securities or Phantom Conditional Securities, as soon as practicable after Vesting (but in no event later than 31 December of the year in which Vesting occurs), the Participant will receive the number of Shares or securities (or value in cash) in respect of which it has Vested, unless the Committee determines that this is reduced by a sufficient number of Shares or securities (or value in cash) as may be necessary to discharge any liability under rule 8.3.1.”

8	Rule 5.3.3 is replaced with the following wording:

“In relation to an award of Conditional RBS Bonds, as soon as practicable after Vesting (but in no event later than 31 December of the year in which Vesting occurs), the Participant will receive the number or value of RBS Bonds in respect of which it has Vested, including in relation to any notional interest under rule 5.5. RBS Bonds may be sold on the Participant’s behalf, either pursuant to rule 8.3 or in other circumstances which the Committee considers appropriate.”

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9	Rule 5.3.4 is replaced with the following wording:

“In relation to an award of Conditional Cash, Bond Awards, and Phantom Conditional Securities, the amount of cash payable in accordance with the terms of the award will be paid to the Participant in the next practicable payroll (but in no event later than 31 December of the year in which Vesting occurs), subject to deduction of tax under rule 8.3.”

10	The last sentence of rules 5.4.1, 5.4.2 and 5.4.3 is replaced with the following wording:

“Dividend equivalents will be paid to the Participant as soon as practicable after Vesting (but in no event later than 31 December of the year in which Vesting occurs), subject to rule 8.3.”

11	The first sentence of Rule 5.4.3 is amended by deleting “,or if the Committee so, determines, the date the Option is exercised”.

12	A new rule 5.7.4 is added with the following wording:

“No Deferred Award that Vests under this rule 5.6.3 shall Vest prior to the date originally set for Vesting except to the extent such early Vesting and payment is in accordance with Treasury Regulation Section 1.409A-3(j)(4)(xiv). Any delayed Vesting under this rule 5.6.3 shall be only as in accordance with Treasury Regulation Section 1.409A-3(g).”

13	Rule 6.1.1 is amended by deleting “,or on such earlier date or dates as the Committee may consider appropriate,”.

14	Rule 6.1.1(viii) is replaced with the following wording:

“any other conditions or restrictions which the Committee may consider appropriate; however, no conditions or restrictions under this rule 6.1.1 shall affect the timing of Vesting or payment as set forth in the Plan to the extent it would cause the Plan to fail to meet the requirements of Section 409A of the Internal Revenue Code.”

15	Rule 6.3.1 is replaced with the following wording:

“An award of Conditional Shares, Conditional RBS Bonds, Conditional Securities, or Phantom Conditional Securities will be satisfied by paying a cash amount equivalent to their value on the date of death to the Participant’s personal representatives as soon as practicable after production of a valid grant of probate (or local equivalent subject to the satisfaction of the Committee) (but in no event later than the later of 31 December of the year of the Participant’s death or the 15th day of the third calendar month following the Participant’s death). The date of the Participant’s death will be treated as the Vesting of the award for the purposes of these rules.”

16	Rule 6.3.3 is replaced with the following wording:

“an award structured as an Option or a Phantom Option will become exercisable after production of a valid grant of probate (or local equivalent subject to satisfaction of the Committee), but in no event later than the later of 31 December of the year of the Participant’s death or the 15th day of the third calendar month following the Participant’s death, and may be exercised by the Participant’s personal representatives within three months after becoming exercisable, and will lapse if not exercised within 18 months after the date of death. On exercise, the Option or Phantom Option will be satisfied by paying a cash amount equivalent to the market value of the relevant Shares, RBS Bonds or securities on the date of exercise less the exercise price, if any. The date of the Participant’s death will be treated as the date of Vesting of the award for the purposes of these rules.”

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17	Rule 7.1.1 is replaced with the following wording:

“If the Committee becomes aware that the Company is or is expected to be affected by any variation in share capital, demerger, distribution (other than an ordinary dividend), change of Control (as defined in rule 1), delisting or other transaction which, in the opinion of the Committee could affect the current or future value of Shares or RBS Bonds, Deferred Awards are not affected unless and to the extent that the Committee determines to:

(i)	cause Deferred Awards to lapse;

(ii)	require Deferred Awards to be exchanged under rule 7.3; and/or

(iii)	adjust the number of Shares comprised in an award of Conditional Shares, and such other terms of the Conditional Shares as appear appropriate, but only in accordance with Treasury Regulations Section 1.409A-1(b)(5)(v)(D).”

18	A new rule 7.3.3 is added with the following wording:

“Where rules 7.1.1(iii) and 7.3.1 apply, any exchange of Deferred Awards shall be in accordance with Treasury Regulations Section 1.409A-1(b)(5)(v)(D) to the extent necessary to maintain compliance with Section 409A of the Internal Revenue Code.”

19	Rule 8.6 is amended to include the following sentence:

“However, no such regulation shall affect the timing of Vesting or payment as set forth in the Plan and this Schedule to the extent it would cause the Plan to fail to meet the requirements of Section 409A of the Internal Revenue Code.”

20	A new rule 8.12.4 is added with the following wording:

“No amendment under this rule 8.12 shall affect the timing of Vesting or payment as set forth in the Plan and this Schedule to the extent it would cause the Plan to fail to meet the requirements of Section 409A of the Internal Revenue Code.”

21	Without limiting rules 8.6 and 8.12, the Committee expressly reserves the right to amend, prospectively or retroactively, the Plan, this Schedule and any outstanding Deferred Awards, to the extent necessary to maintain compliance with Section 409A of the Internal Revenue Code.

22	The Plan and this Schedule shall be interpreted and administered in a manner that complies with Section 409A of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

23	Notwithstanding the foregoing, any tax, interest or penalties arising under Sections 409A or 457A of the Internal Revenue Code are the sole responsibility of the Participant.

24	Without limiting the generality of rule 8.3, to the extent any taxes (e.g., Federal Insurance Contributions Act (FICA) taxes) are due with respect to a Deferred Award in any year(s) prior to the year(s) of Vesting, the Company may, to the extent permitted by law, in its discretion withhold any or all of the amount due in respect of such taxes (i) from any compensation (including salary; bonus and other incentive awards; or special payments) otherwise payable to the Participant during such year or (ii) by reducing the amount of any deferred award by the amount of any such taxes.

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25	Neither the Company, the Committee nor any individual member of the Committee shall be liable for:

26	(i) any action or determination made with respect to the Plan; or

(ii) any action or determination with respect to a Deferred Award or Deferred Awards that results in such Deferred Awards (individually or entirely) becoming subject to taxation under Section 409A of the Internal Revenue Code.

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Schedule 7

Poland

This schedule is made under and amends and supplements the terms of the RBS 2010 Deferral Plan (the “Plan”) for Deferred Awards, or portions of Deferred Awards, granted to persons occupying Managerial Roles within the meaning of the Polish Regulations (as defined below).

References to “Rules” shall be to Rules of the Plan, unless indicated otherwise.

1.	Definitions

1.1	The definitions of the following terms in rule 1 are deleted and replaced with the following:

“Bonus” means “Discretionary Performance Award”; and

“Employee” means each person performing a “Managerial Role” with RBS Poland.

1.2	The following definitions are added to rule 1:

“Assessment Period” shall have the meaning given to it in the Polish Regulations;

“Discretionary Performance Award” means the variable remuneration and benefits which may be granted to an Employee in respect of an Assessment Period, part of which is granted in the form of a Deferred Award, the value of which depends on the objectives achieved and the performance of the Employee and/or RBS Poland during such period. For the avoidance of doubt, this does not include base salary, one-off awards and benefits awarded under the generally applicable laws as well as other benefits acquired on a basis other than assessing the objectives and performance of the Employee and/or RBS Poland;

“Managerial Role” means a managerial position which has a material impact on RBS Poland’s risk profile, within the meaning of the PFSA Resolution;

“Polish Regulations” means the Regulations on variable remuneration of Employees dated approved by the Supervisory Board on 31 July 2013, as required to be implemented in accordance with the PFSA Resolution;

“PFSA Resolution” means the resolution 258/2011 of the Polish Financial Supervision Authority on the detailed principles for the operation of the risk management system and the internal control system, and detailed conditions for estimating internal capital by banks and for reviewing the internal capital retention and estimation process and the principles for determining the policy of variable elements of the remuneration of persons holding managerial positions at banks;

“RBS Poland” mean RBS Bank (Polska) S.A. with its seat in Warsaw; and

“Supervisory Board” means the supervisory board of RBS Poland.

2.	Operation of the Plan

2.1	The Plan constitutes an integral part of the Polish Regulations and operates on the basis of the approval of the Supervisory Board. The application of the Plan (as amended and supplemented by this Schedule) may be suspended and/or superseded by another deferral scheme pursuant to the resolution of the Supervisory Board.

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3.	Selection of the Employees

3.1	Rule 2.2 shall not apply. Only persons performing a Managerial Role at any point during the relevant Assessment Period may be selected to receive a Deferred Award subject to this Schedule.

3.2	Notwithstanding, paragraph 3.1 above, persons employed with RBS Poland who do not perform Managerial Roles are still eligible to be selected to participate under the Plan under rule 2.2. Any Deferred Awards received by such persons will be governed by the standard provisions of the Plan unaffected by the amendments set out in this Schedule.

4.	Determination and terms of Deferred Awards

4.1	In rule 3.1. the words “financial year” are replaced with the words “Assessment Period”.

4.2	When making the determinations under Rule 3.1, the Committee shall act in accordance with the terms of the Polish Regulations.

4.3	Each decision made by the Committee in accordance with rule 3 shall only become effective upon the approval of the Supervisory Board and will be subject to the terms of the Polish Regulations and the PFSA Resolution.

5.	Malus and Clawback

5.1	In rule 4.1 the words “the Company, any Member of the Group and any business area or team” are replaced by “RBS Poland and the business unit in which the Participant worked and, where permissible under the Polish Regulations, or as otherwise agreed by the Polish Financial Services Authority, the Company, any Member of the Group and any business area or team”.

5.2	A new rule 4.1.1(iv) is added with the following wording and the existing rule 4.1.1(iv) re-numbered rule 4.4.4(v):

“any of the following having occurred:

(i)	a significant negative change to the Core Tier 1 capital ratio of RBS Poland;

(ii)	a significant breach of internal risk management at RBS Poland;

(iii)	a material misstatement or error made by the Participant; or

(iv)	a Deferred Award has been granted to a Participant as a result of fraudulent conduct by the Participant

5.3.	A new rule 4.3 is inserted (and the current rule 4.3 re-numbered rule 4.4) as follows::

“Any decision made by the Committee under this rule 4 must be recommended to the Supervisory Board, which has sole discretion to determine whether rule 4 should apply having regard at all times to the terms of the Polish regulations. For the avoidance of doubt, the decision of the Supervisory Board is final and conclusive and it may act independently from any Committee recommendation received in respect of this rule 4.”

6.	Timing of Vesting

A Deferred Award shall Vest in respect of the Participant in three parts, each part comprising up to a maximum of one-third of the deferred variable remuneration on the first, second, and third anniversary of the Award Date, in accordance with the Polish Regulations and subject to the review referred to in § 5.9 of the Polish Regulations and specified in rule 4 of the Plan and subject to a delay in Vesting as a result of any of the circumstances specified in rules 5.2.1 – 5.2.4 occurring.

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7.	Death

Rule 6.3 shall be deleted and replaced with the following rule 6.3:

“If a Participant dies, or obtains a disability certificate (regardless of the disability degree), any Deferred Award which has not Vested will not lapse but will Vest in full and will be satisfied as follows:

6.3.1	An award of Conditional Shares, Conditional RBS Bonds or Conditional Securities will be satisfied by paying a cash amount equivalent to the market value of the relevant Shares, RBS Bonds or securities on the date of death, or the date a valid disability certificate is produced, and an award of Conditional Cash or Bond Awards will be satisfied by paying the full amount due. Payment will be made to the Participant’s personal representatives, or the Participant, as applicable, no later than one month after production of a valid death certificate or disability certificate. The payment of the cash amount will be treated as the Vesting of the award for the purposes of these rules.

6.3.2	In relation to an award of Forfeitable Shares, the restrictions referred to in rule 3.5.2(i) and contained in the Forfeitable Shares Agreement between the Participant and the Company will cease to have effect on the date of death, or the date a valid disability certificate is produced. The Shares comprised in the award of Forfeitable Shares will be transferred to the Participant’s personal representatives, or the Participant, as applicable, as soon as practicable after production of a valid death certificate or disability certificate.

6.3.3	An award structured as an Option or a Phantom Option may be exercised by the Participant’s personal representatives, or the Participant, within three months after production of a valid death certificate or disability certificate and will lapse if not exercised within 18 months after the date of death, or the date a valid disability certificate is produced. On exercise, the Option or Phantom Option will be satisfied by paying a cash amount equivalent to the market value of the relevant Shares, RBS Bonds or securities on the date of exercise. The payment of the cash amount will be treated as the Vesting of the award for the purposes of these rules.

8.	Corporate Events

Rule 7 shall not apply to Deferred Awards payable in cash.

9.	Discretionary nature of the Plan

Rule 8.5 shall be applied subject to paragraphs 2.2, 5.3 and 10 of this Schedule.

10.	Amendments

Any changes to the Schedule or the Plan which may affect (i) any person who performs a Managerial Role, or (ii) compliance with the Polish Regulations and/or the PFSA Resolution, will, without limitation, require the consent of the Supervisory Board.

11.	Personal hedging strategies

Participants are not permitted to use any personal hedging strategies or remuneration related insurance designed to lessen the impact of a reduction in value of their Discretionary Performance Awards.

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